EXHIBIT NO. 5.01



                                            December 20, 1996

Board of Directors
Kennametal Inc.
Route 981 at Westmoreland County Airport
P.O. Box 231
Latrobe, PA  15650

Gentlemen:

       We have acted as counsel to Kennametal Inc., a Pennsylvania corporation (the "Corporation"), in connection with the proposed issuance by the Corporation of up to 1,500,000 shares of the Corporation's capital stock, par value $1.25 per share (the "Capital Stock"), pursuant to the terms of the Kennametal Inc. Stock Option and Incentive Plan of 1996 (the "Plan").

       In connection with such proposed issuance, we have examined the Plan, the Certificate of Incorporation of the Corporation, as amended and restated, the By-laws of the Corporation, as amended and restated, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 covering the issuance of the shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

       Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Capital Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Capital Stock will be validly issued, fully paid and non-assessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     BUCHANAN INGERSOLL
                                                     PROFESSIONAL CORPORATION


                                                     By:  RONALD BASSO
                                                          --------------------
                                                          Ronald Basso